EXHIBIT 10.19

CONSENT AND AGREEMENT
TO AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

Reference is made to that certain Amended and Restated Revolving Promissory Note, issued by the Borrower in favor of the Lender, as of November 30, 2012 and effective as of December 12, 2012 (as amended and as may hereafter be amended or restated from time to time, the “Promissory Note”), issued pursuant to that certain Senior Secured Revolving Credit Facility Agreement, dated as of September 30, 2012, as amended by Amendment No. 1 thereto, dated November 30, 2012 (as amended and as may hereafter be amended or restated from time to time, the “Credit Agreement”), made by and among (i) Pharmagen Inc., a corporation incorporated under the laws of the State of Nevada and formerly known as Sunpeaks Ventures, Inc., as borrower (the “Borrower”), (ii) Pharmagen Distribution, LLC, a limited liability company organized and existing under the laws of the State of Delaware and formerly known as Healthcare Distribution Specialists LLC, as guarantor (the “Guarantor” and together with Borrower, the “Credit Parties”), and (iii) TCA Global Credit Master Fund, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as lender (the “Lender”). Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the Credit Agreement, any Subsidiary which is formed or acquired or otherwise becomes a Subsidiary of the Borrower following the date of the Credit Agreement shall become an additional Credit Party thereto, including, but not limited to, causing such party to execute counterparts to the Credit Agreement. In connection therewith, Lender has requested and Borrower has agreed to, in addition, execute this counterpart to the Promissory Note.

Following the date of the Credit Agreement, the undersigned has become a subsidiary and beneficiary of the Borrower and hereby expressly acknowledges and agrees that it is receiving a direct benefit from Borrower’s receipt of certain sums pursuant to the Credit Agreement and the continuing good standing relationship with Lender. In consideration therefore and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, by its execution hereof, the undersigned hereby consents and agrees to become a party to the Promissory Note. The undersigned consents and agrees to the payment of the amounts contemplated in the Credit Agreement, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with the Credit Agreement. The undersigned hereby agrees and acknowledges that this executed Consent and Agreement shall be attached to the Promissory Note and shall become a part thereof.

PHARMAGEN LABORATORIES, INC.

By:	/s/ Mackie Barch	Date: March 29, 2013
Name: Mackie Barch
Title: Chief Executive Officer